UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2014

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On June 25, 2014, MMRGlobal, Inc., a Delaware corporation (the "Company"), entered into a Non-Exclusive License Agreement (the "Agreement") with Salutopia, Inc. ("Salutopia") effective June 30, 2014.

Pursuant to the terms of the Agreement, Salutopia received a Non-Exclusive License to the Company's family of patents, and the right to resell the Company's MyMedicalRecords Personal Health Record (the "MMR-PHR") or utilize selected features in the MMR-PHR.

In addition to the above terms, the Agreement contains customary provisions, including the term of the Agreement, representations, warranties, indemnities and confidentiality by each of the Company and Salutopia.

The above summary does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by reference to the Agreement, which the Company will file as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. Portions of the Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit to the U.S. Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
July 7, 2014	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer